As filed with the Securities and Exchange Commission on December 1, 2003
Registration No. 333-110822

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

AMENDMENT NO. 1 TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENTRADA NETWORKS, INC.
(exact name of registrant as specified in its charter)

Delaware	3577	33-0676350
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. employer
of incorporation	Classification Code Number)	Identification No.)
or organization)

12 Morgan
Irvine, California 92618
(949) 588-2070
(Address, including zip code, and telephone number, including area code, of registrant's principal offices)

KANWAR J.S. CHADHA, Ph.D.
Chairman and Chief Executive Officer
Entrada Networks, Inc.
12 Morgan
Irvine, California 92618
(949)-588-2070
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all communications to:

W. RAYMOND FELTON, ESQ.
Greenbaum, Rowe, Smith, Ravin, Davis & Himmel LLP
Metro Corporate Campus I
Post Office Box 5600
Woodbridge, New Jersey 07095
(732) 549-5600

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit Number Description of Document
23.1 Consent of BDO Seidman, LLP dated November 26,2003, filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 1st day of December, 2003.

ENTRADA NETWORKS, INC.

By: /s/ Kanwar J.S. Chadha
      Kanwar J.S. Chadha, Ph.D.,
      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature   Title  Date

By: /s/ Kanwar J.S. Chadha	Chairman, President, Director,	December 1, 2003
Kanwar J.S. Chadha, Ph.D.	Chief Executive Officer

By: /s/ ___*_____________	Director	December 1, 2003
Leonard Hecht

By: /s/ ___*__________ ____	Director	December 1, 2003
Rohit Phansalkar

By: /s/ ___*_________ _____	Vice Chairman, CFO,	December 1, 2003
Davinder Sethi, Ph.D.	Principal Accounting Officer,
Director

By: _____ _	Director
Raymond Ngan

* By: /s/ Kanwar J.S. Chadha
         Kanwar J.S. Chadha, Ph.D.
         As attorney-in-fact